EXHIBIT 4.6



                               PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "Pledge Agreement") is made and entered into as of August 12, 2002 by COMDISCO HOLDING COMPANY, INC., a Delaware corporation ("Holding") and COMDISCO, INC. a Delaware corporation ("Comdisco"; Holding and Comdisco are each referred to herein as a "Pledgor" and, collectively, as the "Pledgors"), in favor of WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION ("Wells Fargo"), not individually but in its capacity as collateral agent hereunder (in such capacity, together with its successors, the "Collateral Agent") for the benefit of (i) Wells Fargo, not individually but in its capacity as trustee (in such capacity, together with its successors, the "Senior Indenture Trustee") for the holders (the "Senior Holders") of the Senior Notes (as defined herein), and (ii) Wells Fargo, not individually but in its capacity as trustee (in such capacity, together with its successors, the "Subordinated Indenture Trustee") for the holders (the "Subordinated Holders", and together with the Senior Holders, the "Holders") of the Subordinated Notes (as defined herein).

                             W I T N E S S E T H :

         WHEREAS, (i) each Pledgor and the Senior Indenture Trustee have entered into that certain Indenture, dated as of August 12, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Indenture"), pursuant to which the Pledgors are jointly and severally issuing on the date hereof $400,000,000 in aggregate principal amount of their Variable Rate Senior Secured Notes due 2003 (the "Senior Notes") and (ii) each Pledgor and the Subordinated Indenture Trustee have entered into that certain Indenture, dated as of August 12, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Subordinated Indenture", and together with the Senior Indenture, the "Indentures"), pursuant to which the Pledgors are jointly and severally issuing on the date hereof $650,000,000 in aggregate principal amount of their 11% Subordinated Secured Notes due 2005 (the "Subordinated Notes", and together with the Senior Notes, the "Notes");

         WHEREAS, each Pledgor is the legal and beneficial owner of the outstanding shares of Capital Stock and other Equity Interests set forth opposite its name on Schedule I hereto (the "Pledged Equity") of their Domestic Subsidiaries listed thereon (each such Domestic Subsidiary, in its capacity as an issuer of a portion of the Pledged Equity being an "Issuer"); and

         WHEREAS, to secure the indebtedness and other obligations of the Pledgors to the Collateral Agent hereunder and to the Senior Indenture Trustee, the Subordinated Indenture Trustee and to Holders under the Indentures and the Notes (all of such indebtedness and other obligations are collectively referred to herein as the "Obligations"), each Pledgor has agreed to pledge to the Collateral Agent, for the benefit of the Secured Parties (as defined below), and grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral (as defined herein).

                              A G R E E M E N T :

         NOW, THEREFORE, in consideration of the premises contained herein and in order to induce the Holders to purchase the Notes, each Pledgor hereby agrees with the Collateral Agent as follows:

     SECTION 1.    DEFINITIONS.
                   -----------

            (a) Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Senior Indenture, and terms defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the "UCC") and not otherwise defined herein shall have the meanings ascribed thereto in the UCC.

            (b) The following terms shall have the following meanings:

            "Capital Stock" means any and all shares or other equivalents (however designated) of capital stock, including all common stock and all preferred stock, in the case of a corporation, or partnership interests or other equivalents (however designated) in the case of a partnership, joint venture or limited liability company or common shares of beneficial interest or other equivalents (however designated) in the case of a trust.

            "Collateral" means, collectively,

                (i) the Pledged Equity and the certificates, if any, representing the Pledged Equity;

                (ii) all additional Capital Stock or other Equity Interests of any Domestic Subsidiaries of either Pledgors owned or from time to time acquired by either Pledgor in any manner (other than the Capital Stock or other Equity Interests of the Excluded Subsidiaries until such time, if any, as the Capital Stock and Equity Interests of the Excluded Subsidiaries are required to be pledged to the Collateral Agent hereunder pursuant to Section 6(i) hereof), and the certificates representing any such additional Capital Stock or other Equity
     Interests (any such additional Capital Stock or other Equity Interests shall constitute part of the Pledged Equity under and as defined in this Pledge Agreement); and

                (iii) all Proceeds of any of the foregoing, wherever located, whether now owned or existing or hereafter acquired or arising.

            "Domestic Subsidiaries" means any direct Subsidiary of either Pledgor that is organized under the laws of the United States or any State thereof.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Event of Default" means (i) if the Senior Notes are still outstanding, an "Event of Default" as defined in the Senior Indenture and (ii) if the Senior Notes are no longer outstanding, an "Event of Default" as defined in the Subordinated Indenture.

            "Excluded Subsidiaries" means the collective reference to (i)
     CDO RM, Inc., a Delaware corporation, (ii) CDO Capital, L.L.C., a
     Delaware limited liability company and (iii) Technology Receivables L.L.C., a Delaware limited liability company.

            "Pledge Documents" means, collectively, this Pledge Agreement and each of the stock powers and other instruments and documents pertaining to the Collateral required to be delivered by either Pledgor pursuant to the terms hereof, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms hereof and of the Indentures.

            "Proceeds" shall have the meaning ascribed thereto in the UCC and shall include, without limitation and in any event, whatever is now or hereafter received by either Pledgor upon the sale, exchange, collection or other disposition of any other Collateral or any proceeds thereof, including, without limitation, all dividends, cash, options, warrants, rights, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Collateral.

            "Secured Parties" means the collective reference to the Collateral Agent, the Senior Indenture Trustee, for the benefit of the Senior Holders, and the Subordinated Indenture Trustee, for the benefit of the Subordinated Holders

            "UCC" has the meaning provided in Section 8(a) hereof.

     SECTION 2.    PLEDGE.
                   ------

         To secure the full and prompt payment and performance when due of the Obligations, each Pledgor hereby pledges to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a continuing security interest in and Lien upon all of such Pledgor's right, title and interest in the Collateral.

     SECTION 3.    DELIVERY OF COLLATERAL.
                   ----------------------

         All certificates or instruments representing or evidencing any of the Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed, undated stock powers or other instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent is hereby authorized to file UCC financing statements describing the Collateral in those jurisdictions necessary to perfect its security interest therein.

     SECTION 4.    REPRESENTATIONS AND WARRANTIES.
                   ------------------------------

         Each Pledgor hereby represents and warrants that:

              (a) Due Authorization. The execution, delivery and performance by such Pledgor of the Pledge Documents have been duly authorized by all necessary corporate action of each Pledgor, and each of the Pledge Documents to which it is a party has been duly executed and delivered such Pledgor.

              (b) Enforceability. Each of the Pledge Documents to which it is a party constitutes a legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or the application of equitable principles.

              (c) No Violation; No Consents. The execution, delivery and performance of the Pledge Documents by each Pledgor party thereto will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that, with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a Lien on any properties of either Pledgor (except for the security interest created by this Pledge Agreement) or an acceleration of indebtedness pursuant to: (i) either Pledgor's charter or by-laws, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which either Pledgor is a party or by which either of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to either Pledgor or any of their assets or properties, or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over either Pledgor or any of their respective assets or properties. No consent, approval, authorization or other action by, or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required either (i) for the pledge by the Pledgors of the Collateral pursuant to this Pledge Agreement or for the execution, delivery and performance of the Pledge Documents by the Pledgors or (ii) for the exercise by the Collateral Agent of the voting and other rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement (except for the Plan and except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally). No consents or waivers from any other person or entity are required for the execution, delivery and performance by either Pledgor of the Pledge Documents other than such consents and waivers as have been obtained.

              (d) Pledged Equity. The Pledged Equity has been duly authorized and validly issued and are fully paid and non-assessable.

              (e) Security Interest. Each Pledgor is (or, to the extent Collateral is acquired after the date hereof, will be) the sole legal, record and beneficial owner of the Pledge Shares identified as owned by it on Schedule I hereto. Upon delivery to the Collateral Agent of the certificates, if any, evidencing the Pledged Equity, together with duly executed, undated stock powers or other instruments of transfer or assignment in blank and the filing of the UCC financing statements contemplated in Section 2 hereof, the pledge of the Collateral pursuant to this Pledge Agreement will create a valid and perfected first priority security interest in the Collateral in favor of the Collateral Agent, for the benefit of the Trustee, the Senior Holders and the Subordinated Holders, securing the payment of the Obligations. As of the date hereof, the Trustee's security interest in the Collateral is free and clear of any Lien or claims of any person or entity except for Liens permitted under the Senior Indenture and the Subordinated Indenture (collectively, "Permitted Liens") and the security interest created by this Pledge Agreement.

              (f) Litigation. No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of either Pledgor, threatened by or against either Pledgor or against any of its properties or revenues with respect to any of the Pledge Documents or any of the transactions contemplated thereby.

              (g) Capital Stock. The Capital Stock component of the Pledged Equity constitute all of the authorized, issued and outstanding Capital Stock of the respective Issuers beneficially owned by the Pledgors.

              (h) No Prohibition. The pledge of the Collateral pursuant to the Pledge Documents is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).

     SECTION 5.    VOTING RIGHTS; DIVIDENDS; ETC.
                   ------------------------------

              (a) So long as no Event of Default shall have occurred and be continuing, the Pledgors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Equity or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Indentures.

              (b) So long as no Event of Default shall have occurred and be continuing, and subject to the other terms and conditions hereof, the Pledgors shall be entitled to receive, and to utilize free and clear of the Lien of this Pledge Agreement, all dividends and distributions paid from time to time in respect of the Pledged Equity as permitted by the Indenture other than dividends and distributions in the form of additional shares of capital stock of the respective Issuers which shall be Collateral pursuant to Section 6(h) hereof.

              (c) The Trustee shall execute and deliver (or cause to be executed and delivered) to the Pledgors all such proxies and other instruments as the Pledgors may reasonably request for the purpose of enabling either Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Sections 5(a) and (b) above.

              (d) Upon the occurrence and during the continuance of an Event of Default, upon written notice to the Pledgors from the Collateral Agent to such effect, all rights of the Pledgors to exercise the voting and other consensual rights that they would otherwise be entitled to exercise pursuant to Section 5(a) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights so long as an Event of Default is continuing.

              (e) Upon the occurrence and during the continuance of an Event of Default and the giving by the Collateral Agent of the notice contemplated under Section 5(d) hereof, the Pledgors shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to Section 5(d) hereof.

              (f) All dividends or other distributions that are received by the Pledgors with respect to the Pledge Shares during the continuance of an Event of Default or otherwise contrary to the provisions of this
     Section 5 shall be received in trust for the benefit of the Collateral Agent and shall be segregated from the other property or funds of the Pledgors and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements).

     SECTION 6.    COVENANTS.
                   ---------

              Each Pledgor covenants and agrees with the Collateral Agent from and after the date of this Pledge Agreement until all principal and interest on the Notes and all other Obligations that are then due and payable have been paid in full:

              (a) Claims against Collateral. The Pledgors will defend the Collateral against all Liens, claims and demands of all persons and entities at any time claiming any interest therein.

              (b) Further Assurances. Promptly upon request by the Collateral Agent, each Pledgor will execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions (including filing any financing statement covering the Collateral or any portion thereof) that are necessary or desirable to perfect, continue the perfection and priority of the Collateral Agent's security interest in the Collateral, protect the Collateral against the rights, claims, or interests of third persons or entities (other than holders of Permitted Liens) or to effect the purposes of the Pledge Documents. Each Pledgor also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Collateral describing the Collateral. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the collateral that describes such property in any other manner that the Collateral Agent may determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral. The Pledgors jointly and severally agree to pay all reasonable costs incurred in connection with any of the foregoing.

              (c) No Liens. Without the prior written consent of the Collateral Agent, no Pledgor will create or permit to exist any Lien upon any of the Collateral or any portion thereof, except for Permitted Liens.

              (d) Disposition of Collateral. The Pledgors will not sell, transfer, assign or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral, except as permitted by the Indentures. If the Collateral, or any part thereof, is sold, transferred, assigned, exchanged or otherwise disposed of in violation of these provisions, the security interest of the Collateral Agent shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition. In addition to its rights under Section 6(f) below, following such a sale, transfer, assignment, exchange or other disposition, the Collateral Agent may elect to have either Pledgor transfer such proceeds to the Collateral Agent in kind.

              (e) No Restriction on Sales. Except as permitted by the Indentures, neither Pledgor will enter into any agreement or understanding that would restrict the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence and during the continuance of an Event of Default.

              (f) Rights of Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to make any payments and do any other acts the Collateral Agent may deem necessary to protect its security interests in the Collateral, including, without limitation, the rights to pay, purchase, contest or compromise any Lien which, in the judgment of the Collateral Agent, may be prior to or superior to the security interests granted hereunder, and challenge any action or proceeding purporting to affect its security interests in, and/or the value of, the Collateral. Each Pledgor hereby jointly and severally agrees to reimburse the Collateral Agent for all reasonable and documented payments made and expenses incurred under the Pledge Documents including the reasonable fees, expenses and disbursements of attorneys and paralegals (including, the allocated costs of inside counsel) acting for the Collateral Agent, including any of the foregoing payments under or acts taken to perfect or protect its security interests in the Collateral, which amounts shall be secured under the Pledge Documents, and agrees that it shall be bound by any payment made or act taken by the Collateral Agent hereunder. The Collateral Agent shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

              (g) No Merger. Except as permitted by the Indenture, each Pledgor agrees that it will not permit any Issuer to merge or consolidate, unless all outstanding capital stock of the surviving corporation is, upon such merger or consolidation, pledged hereunder to the Collateral Agent.

              (h) Additional Collateral. Each Pledgor agrees that immediately upon becoming the beneficial owner of any additional Capital Stock or other Equity Interests of any Domestic Subsidiaries of such Pledgor (other than the Capital Stock or other Equity Interests of the Excluded Subsidiaries until such time, if any, as the Capital Stock and Equity Interests of the Excluded Subsidiaries are required to be pledged to the Collateral Agent hereunder pursuant to Section 6(i) hereof), it will pledge and deliver to the Collateral Agent for its benefit and the benefit of the Senior Holders and the Subordinated Holders any certificates or instruments representing such additional Capital Stock or other Equity Interests (together with duly executed stock powers or other instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent), and will take such other actions as the Collateral Agent may reasonably request to grant or confirm, for the Collateral Agent's benefit and the benefit of the Senior Holders and the Subordinated Holders, a continuing first priority security interest in such Capital Stock or other Equity Interests.

              (i) Excluded Subsidiaries. (A) If at any time and from time to time after the date hereof:

                            (1) all of the existing indebtedness of
                   CDO Capital, L.L.C. is paid in full, Pledgors shall promptly either (i) cause the Capital Stock or other Equity Interests in the CDO Capital, L.L.C. and CDO RM, Inc. owned by either Pledgor to be pledged to the Collateral Agent as Collateral hereunder and/or (ii) cause substantially all of the assets of CDO Capital, L.L.C. and CDO RM, Inc. to be owned by one or both Pledgors, and

                            (2) all of the existing indebtedness of
                   Technology Receivables, L.L.C. is paid in full, Pledgors shall promptly either (i) cause the Capital Stock or other Equity Interests in the Technology Receivables, L.L.C. owned by either Pledgor to be pledged to the Collateral Agent as Collateral hereunder and/or (ii) cause substantially all of the assets of Technology Receivables, L.L.C. to be owned by one or both Pledgors.

                     (B) The Pledgors may cause the assets of the
            Excluded Subsidiaries to be owned by the Pledgors (as required by clauses (1) and (2), above) by means of the dissolution or liquidation of such Excluded Subsidiaries, merger into a Pledgor, asset transfers to a Pledgor or recapitalization or other transaction(s).

                     (C) Each Pledgor represents and warrants to the
            Collateral Agent that as of the date hereof (x) the principal amount of indebtedness owed by the Excluded Subsidiaries in the aggregate is not greater than $125,000,000 and (y) CDO RM, Inc. owns no assets and engages in no operations other than the ownership of approximately 1.7% of the limited liability interests in CDO Capital, L.L.C. and engaging in management functions relating to CDO Capital, L.L.C.

                     (D) Each Pledgor agrees that it will not transfer
            any assets to any Excluded Subsidiary until such time, if any, as it has caused the Capital Stock or Equity Interests of such Excluded Subsidiary to be pledged hereunder as contemplated under Section 6(i)(A) hereof.

              (j) Notice of Liens. Each Pledgor will advise the Collateral Agent promptly of any Lien on, or claim asserted against, any of the Collateral.

              (k) Taxes. Each Pledgor shall pay all taxes, assessments and levies as and to the extent required by Section 4.05 of the Indentures; provided that the Pledgors shall in any event pay such taxes, assessments or levies not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to any Collateral entered or filed against any Pledgor as a result of the failure to make such payment.

     SECTION 7.    SUBSEQUENT CHANGES AFFECTING COLLATERAL.
                   ---------------------------------------

         Each Pledgor represents to the Collateral Agent that such Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and each Pledgor agrees that neither the Collateral Agent, the Senior Holders nor the Subordinated Holders shall have any responsibility or liability for informing the Pledgors of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Except as permitted by the Indentures, each Pledgor covenants that it will not, without the prior written consent of the Collateral Agent, vote to enable, or take any other action to permit, any Issuer to issue any capital stock to any Person other than the Pledgors.

     SECTION 8.    REMEDIES UPON DEFAULT.
                   ---------------------

              (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent shall have, subject to Section 8(d) hereof and in addition to all other rights given by law or by the Pledge Documents and the Indentures, all of the rights and remedies with respect to the Collateral of a secured party under the applicable Uniform Commercial Code (the "UCC") in effect at that time. Subject to Section 8(d) hereof, the Collateral Agent may, without notice and at its option, transfer or register, and the Pledgors shall register or cause to be registered upon request therefor by the Collateral Agent, the Collateral or any part thereof on the books of the Issuers into the name of the Collateral Agent or the Collateral Agent's nominee(s). In addition, subject to Section 8(d) hereof, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the Pledgors reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgors as provided in Section 12(a) herein, at least thirty (30) days before the time of the sale or disposition. The Collateral Agent or any Holder may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

              (b) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of certain of the Collateral may be effected after an Event of Default, each Pledgor agrees that upon the occurrence and during the continuance of an Event of Default, subject to Section 8(d) hereof, the Collateral Agent may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Collateral. Each Pledgor acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the Pledgors to cause the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgors could cause the Issuer to do so.

              (c) Each Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this
     Section 8 valid and binding and in compliance with any and all other applicable requirements of law. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Collateral Agent and the Holders, that the Collateral Agent and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8 shall be specifically enforceable against the Pledgors by the Collateral Agent, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

              (d) Notwithstanding anything to the contrary contained in this Pledge Agreement, the Collateral Agent shall not:

                  (i) if the Senior Notes are still outstanding, be required to take any action with respect to the foreclosure upon or disposition of the Collateral until and unless (A) any Event of Default has occurred and is continuing, and (B) the Collateral Agent has received, and is acting pursuant to the authority granted to it under, written instructions from Senior Holders holding of record at least a majority of the outstanding principal amount of the Senior Notes; and

                 (ii) if the Senior Notes are no longer outstanding, be required to take any action with respect to the foreclosure upon or disposition of the Collateral until and unless (A) any Event of Default (as defined in the Subordinated Indenture) has occurred and is continuing, and (B) the Collateral Agent has received, and is acting pursuant to the authority granted to it under, written instructions from Subordinated Holders holding of record at least a majority of the outstanding principal amount of the Subordinated Notes.

     SECTION 9.    IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO THE ISSUER.
                   --------------------------------------------------------

         Each Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by such Issuer from the Collateral Agent that
(i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from either Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying.

     SECTION 10.   COLLATERAL ACCOUNT; DISTRIBUTIONS.
                   ----------------------------------

              (a) On the Effective Date there shall be established and, at all times thereafter until this Pledge Agreement shall have terminated, there shall be maintained with the Collateral Agent at the office of the Collateral Agent's corporate trust division an account which shall be entitled the "Comdisco Collateral Account" (the "Collateral Account"). All moneys which are required by this Pledge Agreement to be delivered to the Collateral Agent while an Event of Default has occurred and is continuing and all proceeds of Sales of Collateral shall be deposited in the Collateral Account and held by the Collateral Agent as Collateral and applied in accordance with the terms of this Pledge Agreement. Upon the waiver or cure of any such Event(s) of Default, the Collateral Agent shall cause all funds on deposit in the Collateral Account (other than amounts representing Proceeds of Collateral sold or otherwise disposed of by the Collateral Agent pursuant to the terms hereof) to be forthwith paid over to the Pledgors.

              (b) The Collateral Agent shall invest and reinvest moneys on deposit in the Collateral Account at any time in any of the following (provided, in each case, that the Collateral Agent shall have a perfected, first priority security interest therein):

                  (i) marketable obligations of the United States having a maturity of not more than three months from the date of acquisition;

                  (ii) marketable obligations directly and fully guaranteed by the United States having a maturity of not more than three months from the date of acquisition;

                  (iii) bankers' acceptances and certificates of deposit and other interest-bearing obligations issued by Citibank, N.A., Wells Fargo Bank Minnesota, National Association or any other bank organized under the laws of the United States or any state thereof with capital, surplus and undivided profits aggregating at least $100,000,000, in each case having a maturity of not more than three months from the date of acquisition;

                  (iv) repurchase obligations with a term of not more than one day for underlying securities of the types described in clauses (i), (ii) and (iii) above entered into with Citibank, N.A., Wells Fargo Bank Minnesota, National Association or any other bank meeting the qualifications specified in clause (iii) above; and

                  (v) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's, a division of the McGraw-Hill Companies, or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and maturing within six months after the date of acquisition;

provided that unless an Event of Default has occurred and is continuing, the Collateral Agent shall not make any such investment except at the written direction of the Pledgors. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account.

              (c) All moneys held by the Collateral Account or received by the Collateral Agent shall, to the extent available for distribution (it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this
     Section 10(b), be distributed as soon as reasonably practicable by the Collateral Agent in the following order of priority:

                  First: to the Collateral Agent for any unpaid fees and other amounts due to the Collateral Agent hereunder or to the trustees under the Indentures;

                  Second: to the Senior Holders in an amount equal to the unpaid principal amount of, and unpaid interest on, the Senior Notes then due and payable (including, without limitation, by virtue of the mandatory redemption provisions contained in the Senior Indenture), and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Senior Holders in proportion to the unpaid amounts thereof on such date.

                  Third: to the Senior Holders, amounts equal to all other sums which constitute Obligations owed to them that are then due and payable, including without limitation the costs and expenses of the Senior Holders and their representatives which are reimbursable under the terms of the Senior Indenture and which constitute Obligations as of such date, and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Senior Holders in proportion to such sums;

                  Fourth: to the Subordinated Holders in an amount equal to the unpaid principal amount of, and unpaid interest on, the Subordinated Notes then due and payable, (including, without limitation, by virtue of the mandatory redemption provisions contained in the Subordinated Indenture), and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Subordinated Holders in proportion to the unpaid amounts thereof on such date.

                  Fifth: to the Subordinated Holders, amounts equal to all other sums which constitute Obligations owed to them that are then due and payable, including without limitation the costs and expenses of the Subordinated Holders and their representatives which are reimbursable under the terms of the Subordinated Indenture and which constitute Obligations as of such date, and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Subordinated Holders in proportion to such sums; and

              Sixth: any surplus then remaining shall be paid to the Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

              (d) In making the determinations and allocations required by this Section 10, the Collateral Agent may conclusively rely (i) upon the Senior Indenture Trustee as to the amounts payable with respect to Obligations constituting unpaid principal or interest under the Senior Notes and the Senior Indenture, (ii) upon the Subordinated Indenture Trustee as to the amounts payable with respect to Obligations constituting unpaid principal or interest under the Subordinated Notes and the Subordinated Indenture and (iii) upon information supplied by any Holder or either Pledgor as to any other amounts payable with respect to other Obligations, and the Collateral Agent shall have no liability to any Holder for actions taken in reliance on any such information, provided, that nothing in this sentence shall prevent any Pledgor from contesting any amounts claimed by any Holder in any information so supplied.

     SECTION 11.   CONCERNING THE COLLATERAL AGENT
                   -------------------------------

               (a) Appointment of Collateral Agent. The Senior Indenture Trustee, on behalf of the Senior Holders, and the Subordinated Indenture Trustee, on behalf of the Senior Holders, hereby appoint Wells Fargo Bank Minnesota, National Association to act as Collateral Agent pursuant to the terms of this Pledge Agreement and the other Pledge Documents, and the Collateral Agent hereby accepts such appointment. The relationship between the Collateral Agent, the Senior Indenture Trustee, the Subordinated Indenture Trustee and the holders of the Notes is and shall be that of agent and principal only, and nothing contained in this Pledge Agreement, the Indentures, the Notes or the Pledge Documents shall be construed to constitute the Collateral Agent as a trustee for any such holder.

               (b) Limitations on Responsibility of Collateral Agent. The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any Pledge Document, except for those made by it herein. The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of either Pledgor to the Collateral, as to the security afforded by this Pledge Agreement or any other Pledge Document or as to the validity, execution, enforceability, legality or sufficiency of this Pledge Agreement or any Pledge Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. Except as may be expressly provided in any Pledge Document, the Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Pledgors or to the holders of the Notes as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent shall have no obligations to file any UCC financing statements or UCC continuation statements except at the written direction of the Pledgors and upon receipt of such statements completed and in a proper form for filing provided to the Collateral Agent at least fifteen Business Days in advance of any requested filing date. The Collateral Agent shall not be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Collateral Agent shall be liable for losses due to its willful misconduct or gross negligence. The Collateral Agent shall not be required to ascertain or inquire as to the performance by either Pledgor of any of the covenants or agreements contained herein or in the Indentures, the Notes or the Pledge Documents. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such person in connection with this Pledge Agreement or any other Pledge Document except for such person's own negligence or willful misconduct. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such person in accordance with any written notice given by the Senior Indenture Trustee and/or the Subordinated Indenture Trustee pursuant to the terms of this Pledge Agreement even if, at the time such action is taken by any such person, the Senior Indenture Trustee or the Subordinated Indenture Trustee, as the case may be, is not entitled to give such notice, except where the account officer of the Collateral Agent responsible for the Pledgors' accounts has actual knowledge that the Senior Indenture Trustee or the Subordinated Indenture Trustee is not entitled to give such notice. The Collateral Agent may execute any of the powers granted under this Pledge Agreement or any of the other Pledge Documents and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the misconduct of any agents or attorneys-in-fact selected by it with due care.

               (c) Rights and Duties of Collateral Agent.

                  (i) Whenever in the performance of its duties under this Pledge Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such Person, and absent gross negligence or willful misconduct, the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.

                  (ii) The Collateral Agent may consult with counsel and, in the absence of bad faith, shall be fully protected in taking any action hereunder in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Pledge Agreement, the duties created hereunder or any of the Collateral from any court of competent jurisdiction.

                  (iii) The Collateral Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document which it believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its negligence or willful misconduct the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Pledge Agreement and the other Pledge Documents.

                  (iv) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a written notice of Event of Default. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice of Event of Default to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any certificate so furnished to it and shall have no obligation, absent written instructions from the Senior Indenture Trustee or the Subordinated Indenture Trustee, to take or omit to take any action with respect to such notice of Event of Default.

                  (v) If the Collateral Agent has been requested by the Senior Indenture Trustee or the Subordinated Indenture Trustee to take any specific action pursuant to any provision of this Pledge Agreement or the other Pledge Documents, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Pledge Agreement and the other Pledge Documents in the manner so requested unless, if so requested by the Collateral Agent, it shall have been provided indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

                  (vi) If any dispute or disagreement shall arise as to the allocation of any sum of money received by the Collateral Agent hereunder, under the Indentures or under any Pledge Document, the Collateral Agent shall have the right to deliver such sum to a court of competent jurisdiction and therein commence an action for interpleader.

               (d) Resignation or Replacement of the Collateral Agent. A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent shall become effective only upon the successor Collateral Agent's acceptance of appointment as provided in this Section 11(d).

                  (i) The Collateral Agent may resign in writing at any time and be discharged from the trust hereby created by so notifying the Pledgors, the Senior Indenture Trustee and the Subordinated Indenture Trustee. The holders of a majority in principal amount of the then outstanding Senior Notes, and after payment in full of the Obligations with respect to the Senior Notes the holders of a majority in principal amount of the then outstanding Subordinated Notes, may remove the Collateral Agent by so notifying the Collateral Agent and the Pledgors in writing. The Pledgors may remove the Collateral Agent if:

                          (A) the Collateral Agent is adjudged a bankrupt or
                 an insolvent or an order for relief is entered with respect to the Collateral Agent under Title 11, U.S. Code or any similar federal or state law for the relief of debtors;

                          (B) a custodian or public officer takes charge of
                 the Collateral Agent or its property; or

                          (C) the Collateral Agent becomes incapable of acting.

                  (ii) If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Pledgors shall promptly appoint a successor Collateral Agent. Within one year after the successor Collateral Agent takes office, the holders of a majority in principal amount of the then outstanding Senior Notes, and after payment in full of all Obligations in respect of the Senior Notes the holders of a majority in principal amount of the then outstanding Subordinated Notes, may appoint a successor Collateral Agent to replace the successor Collateral Agent appointed by the Pledgors.

                  (iii) If a successor Collateral Agent does not take office within 60 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, the Pledgors or the holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

                  (iv) A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent, the Senior Indenture Trustee, the Subordinated Indenture Trustee and the Pledgors. Thereupon, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Pledge Agreement. The successor Collateral Agent shall mail a notice of its succession to the Senior Indenture Trustee and the Subordinated Indenture Trustee. The retiring Collateral Agent shall promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent, provided all sums owing to the Collateral Agent hereunder have been paid. Notwithstanding replacement of the Collateral Agent pursuant to this Section 11(d), the Pledgor's obligations under Section 11(e) hereof shall continue for the benefit of the retiring Collateral Agent, and the Pledgors shall pay to any such replaced or removed Collateral Agent all amounts owed to such replaced or removed Collateral Agent under Section 11(e) hereof upon such replacement or removal.

              (e) Compensation and Indemnity.

                  (i) The Pledgors jointly and severally agree to pay to the Collateral Agent from time to time such compensation as the Pledgors and the Collateral Agent shall from time to time agree in writing for its acceptance of this Pledge Agreement and services hereunder and under the other Pledge Documents. The Collateral Agent's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Pledgors jointly and severally agree to reimburse the Collateral Agent promptly upon request for all reasonable expenses, disbursements and advances of the Collateral Agent (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel).

                  (ii) The Pledgors jointly and severally agree to indemnify the Collateral Agent against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Pledge Agreement and the other Pledge Documents, including the costs and expenses of enforcing this Pledge Agreement and the other Pledge Documents against the Pledgors (including this Section 11(e)) and defending itself against any claim (whether asserted by the Pledgors or any holder of Notes or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Collateral Agent shall notify the Pledgors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Pledgors shall not relieve the Pledgors of its obligations hereunder. The Pledgors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Pledgors shall pay the reasonable fees and expenses of such counsel. The Pledgors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (iii) The obligations of the Pledgors under this Section shall survive the termination of this Pledge Agreement and the satisfaction and discharge of the Indentures.

              (f) Release of Collateral.

                  (i) The Trustee is hereby authorized to release any Collateral pursuant to the provisions of the Indentures and the Pledge Documents.

                  (ii) Whether or not so instructed by the Senior Indenture Trustee and the Subordinated Indenture Trustee, the Collateral Agent may release any Collateral and may provide any release, termination statement or instrument of subordination required by order of a court of competent jurisdiction or otherwise required by applicable law; provided that the Collateral Agent notifies the Pledgors, the Senior Indenture Trustee and the Subordinated Indenture Trustee prior to the release and gives the Pledgor, the Senior Indenture Trustee or the Subordinated Indenture Trustee the opportunity to contest such release within two (2) Business Days.

               (g) Priority of Rights Against Collateral and Proceeds Thereof.

                  (i) If the Collateral Agent receives any cash amounts in respect of the Collateral (which amounts, under the terms of the Indentures or any of the Pledge Documents, are to be applied to any of the Obligations under the Senior Indenture or the Subordinated Indenture), including, without limitation, any net proceeds received by the Collateral Agent during an insolvency proceeding or in connection with any sale, exchange, destruction, condemnation, or other disposition of any of the Collateral (such net proceeds to be deemed to include any amounts received by the Collateral Agent underss.507(b) of the United States Bankruptcy Code as compensation for a failure of adequate protection in the context of an insolvency proceeding), such cash amounts shall be paid forthwith to the Senior Indenture Trustee and the Subordinated Indenture Trustee to be applied in accordance with the terms and conditions of the Indentures, the Pledge Documents and this Pledge Agreement.

                  (ii) If the Collateral Agent receives any non-cash distributions or proceeds in respect of the Collateral, then, unless the Pledge Documents expressly provide to the contrary, the Collateral Agent shall hold such non-cash distributions and proceeds as Collateral upon the terms of this Pledge Agreement, the Pledge Documents and the Indentures until converted to cash and thereupon distributed in accordance with the provisions of the Indenture, the Pledge Documents and this Pledge Agreement.

               (h) Recourse of Senior Indenture Trustee and of Subordinated Indenture Trustee to Collateral. The Senior Indenture Trustee and the Subordinated Indenture Trustee (i) shall only have recourse to the Collateral through the Collateral Agent and they shall have no independent recourse to the Collateral and (ii) the Collateral Agent shall have no obligation to take any action, or refrain from taking any action, except upon written instructions from the Senior Indenture Trustee and the Subordinated Indenture Trustee in accordance with the terms of this Pledge Agreement.

               (i) Acts of Senior Indenture Trustee and of Subordinated Indenture Trustee. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Pledge Agreement to be given or taken by the Senior Indenture Trustee or the Subordinated Indenture Trustee, may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments reasonably satisfactory in form to the Collateral Agent and signed by or on behalf of the Senior Indenture Trustee or the Subordinated Indenture Trustee, as the case may be, and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an "Act" of the Persons signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon an Act of the Senior Indenture Trustee or the Subordinated Indenture Trustee, as the case may be, if such Act purports to be taken by or on behalf of the Senior Indenture Trustee or the Subordinated Indenture Trustee, and nothing in this Section 11(i) or elsewhere in this Pledge Agreement shall be construed to require the Senior Indenture Trustee or the Subordinated Indenture Trustee to demonstrate that it has been authorized by the holders of Senior Notes or Subordinated Notes, as the case may be, to take any action which it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of the Senior Indenture Trustee or the Subordinated Indenture Trustee.

               (j) Notices by the Collateral Agent. The Collateral Agent shall within three (3) Business Days following receipt thereof furnish to each of the Senior Indenture Trustee, the Subordinated Indenture Trustee, the holders of the Notes and the Pledgors: (a) written notice of any release or subordination by the Collateral Agent of any Collateral; and
     (b) subject to the provisions of this Pledge Agreement such other notices required by the terms of this Pledge Agreement to be furnished by the Collateral Agent.

               (k) Actions Under Pledge Documents. The Collateral Agent shall not be obligated to take any action under this Pledge Agreement or any of the other Pledge Documents except for the performance of such duties as are specifically set forth herein or therein or as may be requested in writing by the holders of the Notes required hereunder. Subject to the provisions of this Pledge Agreement, the Collateral Agent shall take any action under or with respect to the Pledge Documents which is requested by the holders of the Notes required hereunder and which request shall not be contrary to this Pledge Agreement and the Indentures; provided that the Collateral Agent shall not amend or waive any provision of the Pledge Documents except in accordance with the terms hereof. The Collateral Agent shall, subject in all cases to the provisions of this Pledge Agreement, exercise or refrain from exercising all such rights, powers and remedies as shall be available to it under the Pledge Documents or any of them in accordance with any written instructions received from the holders of the Notes. The Collateral Agent shall have the right to decline to follow any such direction if the Collateral Agent, being advised in writing by counsel, determines that the directed action is not permitted by the terms of this Pledge Agreement, the Pledge Documents, the Indentures or the Notes, may not lawfully be taken or could reasonably be expected to jeopardize its rights with respect to the Collateral. Subject to the provisions of this Pledge Agreement, the Collateral Agent may rely on any such written direction given to it by the holders of the Notes and shall be fully protected, and shall under no circumstances (absent the negligence or willful misconduct of the Collateral Agent) be liable to the Pledgors, any holder of Notes or any other Person for taking or refraining from taking action in accordance therewith. In the absence of written instructions (which may relate to the exercise of specific remedies or to the exercise of remedies in general) from the holders of the Notes as provided herein, the Collateral Agent shall not exercise remedies available to it under any Pledge Documents with respect to the Collateral or any part thereof.

               (l) Rights of Collateral Agent. Notwithstanding the provisions of this Pledge Agreement or any other provision of the Indentures, the Subordinated Indenture Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Subordinated Indenture Trustee, and the Subordinated Indenture Trustee may continue to make payments on the Subordinated Notes, unless the Subordinated Indenture Trustee shall have received at least five (5) Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Subordinated Notes to violate this Pledge Agreement or the Subordinated Indenture. Only the Pledgors or the Senior Indenture Trustee may give the notice. Nothing in this Pledge Agreement or the Subordinated Indenture shall impair the claims of, or payments to, the Collateral Agent under or pursuant to the Indentures.

     SECTION 12.   MISCELLANEOUS PROVISIONS.
                   ------------------------

              (a) Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and delivered to each of the parties hereto at their respective addresses, as set forth in Section 12.02 of the Senior Indenture and Section 13.02 of the Subordinated Indenture.

              (b) Severability. The provisions of the Pledge Documents are severable, and, if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of any Pledge Document in any jurisdiction.

              (c) Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

              (d) Counterpart Originals. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

              (e) Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any person or entity, other than the parties hereto and the beneficiaries whom they represent or act for, and their respective successors and permitted assigns, any benefit or any legal or equitable right, remedy or claim under the Pledge Documents.

              (f) Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by any Pledgor from any provision of any Pledge Document shall be effective only if made or given in compliance with all of the terms and provisions of the Indentures, and the Collateral Agent shall not be deemed, by any act, delay, indulgence, omission or otherwise (other than as expressly set forth in a writing signed by the Collateral Agent), to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

              (g) Interpretation of Pledge Documents. Time is of the essence in each provision of the Pledge Documents of which time is an element. To the extent a term or provision of this Pledge Agreement conflicts with the Indentures, the Indentures shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under the Pledge Documents shall not be relevant to determine the meaning of any Pledge Document even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

              (h) Continuing Security Interest. The Pledge Documents shall create a continuing security interest in the Collateral and shall (i) unless otherwise provided in the Indentures or in the Pledge Documents, remain in full force and effect until all principal and interest on the Notes, and all other Obligations then due and payable, have been paid in full, (ii) be binding upon each Pledgor and its successors and assigns and (iii) inure to the benefit of the Collateral Agent and the Holders and their respective successors and permitted transferees and assigns.

              (i) Security Interest Absolute. All rights of the Collateral Agent, and all obligations of the Pledgors, hereunder, shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of either Indenture or any other agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Indenture;

                  (iii) any exchange, surrender, release or non-perfection of any Liens on any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations; or

                  (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or of the Pledge Documents.

              (j) Reinstatement. The Pledge Documents shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or any Holder in respect of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for either Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

              (k) Survival of Representations. All representations and warranties of the Pledgors contained herein shall survive the execution and delivery of the Pledge Documents.

              (l) Power of Attorney. In addition to all of the powers granted to the Collateral Agent pursuant to Article 7 of the Indentures, each Pledgor hereby appoints and constitutes the Collateral Agent as such Pledgor's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (i) collection of Proceeds; (ii) conveyance of any item of Collateral to any purchaser thereof; (iii) exercising voting and other consensual rights under Section 5(d) hereof; (iv) collecting dividends or other distributions under Section 5(f); (v) giving of any notices or recording of any Liens under Section 6(b) hereof; (vi) making of any payments or taking any acts under Section 6(f) hereof; and (vii) paying or discharging taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become the Obligations of the Pledgors to the Collateral Agent, due and payable immediately upon demand. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate any checks or instruments constituting Collateral in the name of the appropriate Pledgor, execute and give receipt for any document, transfer title to any item of Collateral, prepare and file all financing statements describing the Collateral or any other documents deemed necessary or appropriate by the Collateral Agent to preserve, protect or perfect the security interest in the Collateral and to file the same, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgors.

              (m) Waivers. Each Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which such Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indentures.

              (n) Authority of the Collateral Agent.

                  (i) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent, any director, officer, employee, attorney or agent of the Collateral Agent nor any Holder shall be liable to the Pledgors for any action taken or omitted to be taken by it or them hereunder, except for its or their own negligence or bad faith, nor shall the Collateral Agent be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

                  (ii) Each Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the Holders, be governed by the Indentures and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and neither Pledgor shall be obligated or entitled to make any inquiry respecting such authority.

               (o) Release; Termination of Pledge Agreement.

                  (i) This Pledge Agreement shall terminate upon (A) payment in full of all principal and interest on the Notes and all other Obligations that are then due and payable (including, payment in full of all fees and expenses owing by the Pledgors to the Collateral Agent), and
     (B) receipt by the Collateral Agent of an Officers' Certificate to the effect that all such Obligations have been paid in full.

                  (ii) Upon any termination of the Pledge Documents or release of Collateral as permitted by the Indentures, the Collateral Agent will, at the expense of the Pledgors, execute and deliver to the Pledgors such documents and take such other actions as the Pledgors shall reasonably request to evidence the termination of the Pledge Documents and the Lien created thereby or the release of such Collateral, as the case may be. Any such action taken by the Collateral Agent shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interests in the Collateral, and shall be at the expense of the Pledgors. The Collateral Agent may conclusively rely on any Officers' Certificate delivered to it by either Pledgor stating that the execution of such documents and release of the Collateral is in accordance with and permitted by the terms of the Pledge Documents and the Indentures.

               (p) No Duty. The powers conferred on the Collateral Agent hereunder are solely to protect the interest of the Collateral Agent and the Holders in the Collateral and shall not impose any duties on the Collateral Agent or any Holder to exercise such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for any monies actually received by it hereunder or under the Indentures, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. The Collateral Agent shall be deemed to exercise reasonable care in the custody and preservation of the Collateral if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or
     (ii) collection of any proceeds of any Collateral or by reason of any invalidity, lack of value or uncollectibility of any of the payments received by it from obligors or otherwise.

               (q) Payment of Fees and Expenses. Each Pledgor jointly and severally agrees to pay upon demand by the Collateral Agent, without duplication, the amount of all reasonable expenses, including without limitation, the reasonable fees, expenses and disbursements of its counsel and agents retained by the Collateral Agent that the Collateral Agent may incur in connection with (i) administration of the Pledge Documents, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by either Pledgor to perform or observe any of the provisions hereof.

              (r) Final Expression. The Pledge Documents are intended by the parties as a final expression of the Pledge Documents and are intended as a complete and exclusive statement of the terms and conditions thereof.

              (s) Limitation by Law. All rights, remedies and powers provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited by the extent necessary so that they will not render any of the Pledge Documents invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under provisions of any applicable law.

              (t) Governing Law. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                           [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                        PLEDGORS:

                                        COMDISCO HOLDING COMPANY, INC.


                                        By:  /s/ Robert E.T. Lackey
                                             ---------------------------------
                                             Name:  Robert E.T. Lackey
                                             Title: Vice President and Secretary


                                         COMDISCO, INC.


                                        By:  /s/ Robert E.T. Lackey
                                             ---------------------------------
                                             Name:  Robert E.T. Lackey
                                             Title: Executive Vice President,
                                                    Secretary and Chief
                                                    Legal Officer


                                        SENIOR INDENTURE TRUSTEE:

                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By:   /s/ Jane Y. Schweiger
                                             ---------------------------------
                                             Name:  Jane Y. Schweiger
                                             Title: Assistant Vice President


                                        SUBORDINATED INDENTURE TRUSTEE:

                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By:   /s/ Jane Y. Schweiger
                                             ---------------------------------
                                             Name:  Jane Y. Schweiger
                                             Title: Assistant Vice President


                                        COLLATERAL AGENT:

                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Collateral Agent


                                        By:   /s/ Jane Y. Schweiger
                                             ---------------------------------
                                             Name:  Jane Y. Schweiger
                                             Title: Assistant Vice President

                                                        SCHEDULE I

                                                      PLEDGED SHARES
                                                      --------------

 -----------------------------------------------------------------------------------------------------------------------------
|             Pledgor             |                 Issuer                  |  Class    |  No. of  | Certif. No. | Percentage |
|                                 |                                         |           |  Shares  |             |  of Class  |
|---------------------------------|-----------------------------------------|-----------|----------|-------------|------------|
| COMDISCO HOLDING COMPANY, INC.  |             COMDISCO, INC.              |  COMMON   |  1,000   |      1      |    100%    |
|---------------------------------|-----------------------------------------|-----------|----------|-------------|------------|
| COMDISCO HOLDING COMPANY, INC.  |  COMDISCO GLOBAL HOLDING COMPANY, INC.  |  COMMON   |  1,000   |      1      |    100%    |
|---------------------------------|-----------------------------------------|-----------|----------|-------------|------------|
|         COMDISCO, INC.          | COMDISCO DOMESTIC HOLDING COMPANY, INC. |  COMMON   |  1,000   |      1      |    100%    |
|---------------------------------|-----------------------------------------|-----------|----------|-------------|------------|
|         COMDISCO, INC.          |         COMDISCO VENTURES, INC.         |  COMMON   |  1,000   |      1      |    100%    |
 ----------------------------------------------------------------------------------------------------------------------------
